PROSPECTUS SUPPLEMENT                                              EXHIBIT 99.1
(To Prospectus dated July 7, 2003)                   REGISTRATION NO. 333-33362



                          [SEMICONDUCTOR HOLDRS logo]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Semiconductor HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                      Primary
                                                            Share     Trading
                   Name of Company               Ticker    Amounts    Market
      ----------------------------------------  --------  ---------  --------
      Advanced Micro Devices, Inc.                AMD         4        NYSE
      Altera Corporation                          ALTR        6       NASDAQ
      Amkor Technology, Inc.                      AMKR        2       NASDAQ
      Analog Devices, Inc.                        ADI         6        NYSE
      Applied Materials, Inc.                     AMAT       26       NASDAQ
      Atmel Corporation                           ATML        8       NASDAQ
      Broadcom Corporation                        BRCM        2       NASDAQ
      Intel Corporation                           INTC       30       NASDAQ
      KLA-Tencor Corporation                      KLAC        3       NASDAQ
      Linear Technology Corporation               LLTC        5       NASDAQ
      LSI Logic Corporation                       LSI         5        NYSE
      Maxim Integrated Products, Inc.             MXIM        5       NASDAQ
      Micron Technology, Inc.                      MU         9        NYSE
      National Semiconductor Corporation(1)       NSM         6        NYSE
      Novellus Systems, Inc.                      NVLS        2       NASDAQ
      SanDisk Corporation                         SNDK        2       NASDAQ
      Teradyne, Inc.                              TER         3        NYSE
      Texas Instruments, Inc.                     TXN        22        NYSE
      Vitesse Semiconductor Corporation           VTSS        3       NASDAQ
      Xilinx, Inc.                                XLNX        5       NASDAQ

      ---------------------
      (1) National Semiconductor Corporation (NYSE:NSM) announced a 2-for-1 stock split on its common stock payable on May 13, 2004 to shareholders of record as of April 29, 2004. Effective May 19, 2004 the share amount of National Semiconductor Corporation represented by a round lot of 100 Semiconductor HOLDRS was 6.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2004.